090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180393014-61
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/05/2018 1:37 PM
	Entity Number E0062162018-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Spectrum Global Solutions, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation is amended to provide as follows:

Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Series A Preferred Stock" and "Series B Preferred Stock." The total number of shares that the Corporation is authorized to issue is 758,001,000 shares. 750,000,000 shares shall be Common Stock, par value $0.00001 per share, 8,000,000 shares shall be Series A Preferred Stock, par value $0.00001 per share, and 1,000 shares shall be Series B Preferred Stock, stated value $3,500 per share. Upon the filing of the Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State, a one (1) for two hundred (200) reverse split of the outstanding Common Stock of the

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Corporation shall occur pursuant to which every two hundred (200) shares of outstanding Common Stock of the Corporation shall be converted into one (1) share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 750,000,000 shares. The Reverse Stock Split shall not affect the total number of shares of Series A Preferred Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 8,000,000 shares. The Reverse Stock Split shall not affect the total number of shares of Series B Preferred Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 1,000 shares. No fractional shares shall be issued in connection with the foregoing combination; if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 6, 2018

Job Number: C20180905-1432
Reference Number: 00011085934-01
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180393014-61	Amendment	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Denise Repp
Certificate Number: C20180905-1432

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180393014-61
Secretary of State	Filing Date and Time: 09/05/2018 1:37 PM
State of Nevada	Entity Number: E0062162018-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Spectrum Global Solutions, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Articles of Incorporation is amended to provide as follows:

Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Series A Preferred Stock" and "Series B Preferred Stock." The total number of shares that the Corporation is authorized to issue is 758,001,000 shares. 750,000,000 shares shall be Common Stock, par value $0.00001 per share, 8,000,000 shares shall be Series A Preferred Stock, par value $0.00001 per share, and 1,000 shares shall be Series B Preferred Stock, stated value $3,500 per share. Upon the filing of the Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State, a one (1) for two hundred (200) reverse split of the outstanding Common Stock of the

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Corporation shall occur pursuant to which every two hundred (200) shares of outstanding Common Stock of the Corporation shall be converted into one (1) share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split shall not affect the total number of shares of Common Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 750,000,000 shares. The Reverse Stock Split shall not affect the total number of shares of Series A Preferred Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 8,000,000 shares. The Reverse Stock Split shall not affect the total number of shares of Series B Preferred Stock that the Corporation is authorized to issue, which, notwithstanding the Reverse Stock Split, is 1,000 shares. No fractional shares shall be issued in connection with the foregoing combination; if a stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share.